Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the EnPro Industries, Inc. Deferred Compensation Plan for Non-Employee Directors of our report dated February 4, 2004 with respect to the consolidated financial statements and financial statement schedule of EnPro Industries Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Charlotte, North Carolina
March 3, 2004